Exhibit 99.1

Morton’s Restaurant Group, Inc. Reports Results for Third Quarter 2011

– Third Quarter Revenues Increased 7.8% to $71.4 Million from $66.2 Million –

– Revenues for Morton’s Comparable Restaurants Increased 5.1% –

– Operating Margins Continue to Improve –

– Company Provides Guidance for Fiscal Fourth Quarter and Revised Full Year 2011 –

CHICAGO--(BUSINESS WIRE)--October 27, 2011--Morton’s Restaurant Group, Inc. (NYSE: MRT) today reported unaudited financial results for its fiscal 2011 third quarter ended October 2, 2011.

Financial results for the three month period ended October 2, 2011, compared to the three month period ended October 3, 2010

  Revenues increased 7.8% to $71.4 million from $66.2 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 5.1%.
  Loss from continuing operations attributable to controlling interest was $(2.4) million, or $(0.15) per diluted share, for the three month period ended October 2, 2011, compared to a loss of $(2.1) million, or $(0.13) per diluted share, for the three month period ended October 3, 2010.
  The three month period ended October 2, 2011 included aggregate charges of $0.7 million, or $0.04 per diluted share, relating to the settlement of certain wage and hour claims as well as expenses for professional fees associated with the previously announced exploration of strategic alternatives, and a non-cash charge related to the effect of a local tax law change on our deferred tax liability.
  Adjusted loss from continuing operations attributable to controlling interest was $(1.7) million, or $(0.11) per diluted share, for the three month period ended October 2, 2011, compared to $(2.1) million, or $(0.13) per diluted share, for the three month period ended October 3, 2010. Refer to the reconciliation of adjusted loss from continuing operations to GAAP loss from continuing operations in the tables that follow for additional details.

Financial results for the nine month period ended October 2, 2011, compared to the nine month period ended October 3, 2010

  Revenues increased 9.4% to $231.9 million from $212.0 million.
  Comparable restaurant revenues for Morton’s steakhouses increased 7.0%.
  Income from continuing operations attributable to controlling interest was $0.4 million, or $0.02 per diluted share, for the nine month period ended October 2, 2011, compared to a net loss of $(0.6) million, or $(0.04) per diluted share, for the nine month period ended October 3, 2010.
  The nine month period ended October 2, 2011 included aggregate charges of $1.7 million, or $0.10 per diluted share, relating to the settlement of certain wage and hour and similar labor claims as well as expenses for professional fees associated with the previously announced exploration of strategic alternatives, and a non-cash charge related to the effect of a local tax law change on our deferred tax liability. The nine month period ended October 3, 2010 included a final mark-to-market adjustment of $0.5 million, or $0.03 per diluted share, related to the Company’s convertible preferred shares issued in connection with the fiscal 2009 settlement of certain wage and hour litigation.
  Adjusted income from continuing operations attributable to controlling interest was $2.1 million, or $0.12 per diluted share, for the nine month period ended October 2, 2011, compared to a net loss of $(0.1) million, or $(0.01) per diluted share, for the nine month period ended October 3, 2010. Refer to the reconciliation of adjusted income (loss) from continuing operations to GAAP income (loss) from continuing operations in the tables that follow for additional details.

“We are pleased to report a strong third quarter, with comparable restaurant revenue up by 5.1%, reflecting our seventh consecutive quarter with positive comparable restaurant revenues,” said Christopher J. Artinian, President and Chief Executive Officer of Morton's Restaurant Group, Inc. “We also experienced an increase in overall traffic during the quarter, and our higher sales volumes were accompanied by improved operating margins. Despite market volatility and east coast storms, our business continues to grow. Business travel and entertaining continues to trend positively. Morton’s remains well positioned to grow our world recognized brand both domestically and internationally. I remain especially proud of our employees who set the bar so high and consistently deliver the Morton's Gold Standard experience to our guests, and who take such pride in serving ‘The Best Steak Anywhere!’”

Fiscal 2011 Financial Guidance

Actual results could differ materially from the guidance provided herein as a result of numerous factors, many of which are beyond the Company’s control and are highly dependent upon overall economic conditions. Please refer to the “Cautionary Note on Forward-Looking Statements” later in this press release in conjunction with this guidance.

The Company currently expects the following financial results for the fourth fiscal quarter of 2011:

  Revenues to range between $89 million and $91 million;
  Comparable restaurant revenues to increase approximately 6% to 8% as compared to the fourth quarter of fiscal 2010;
  Diluted income per share from continuing operations of approximately $0.36 to $0.38, excluding expenses for professional fees associated with the previously announced exploration of strategic alternatives; and
  An estimated effective tax rate that is not expected to exceed 23%.

The Company currently expects the following financial results for the full year fiscal 2011:

  Revenues to range between $321 million and $323 million;
  Comparable restaurant revenues to increase approximately 6% to 7% as compared to the full year fiscal 2010;
  Diluted income per share from continuing operations of approximately $0.48 to $0.50, excluding expenses relating to the settlement of certain wage and hour and similar labor claims as well as expenses for professional fees associated with the previously announced exploration of strategic alternatives, and a non-cash charge related to the effect of a local tax law change on our deferred tax liability; and
  An estimated effective tax rate that is not expected to exceed 24%.

Development Activity

During fiscal year 2011, the Company retrofitted four Morton’s steakhouses to include a Bar 12●21, two of which were completed in the first quarter of fiscal 2011 in our Stamford, CT and New Orleans, LA restaurants, one was completed in the second quarter of fiscal 2011 in our Singapore restaurant and another was completed in September in our Palm Desert, CA restaurant. In addition, we opened a new Morton's steakhouse on February 24, 2011 in the Uptown area of Dallas, TX, which also includes a Bar 12●21 and have entered into a lease to open a new Morton's steakhouse in the Tysons Corner area of Vienna, Virginia.

Conference Call

A conference call and webcast has been scheduled for 5:00 p.m. EDT today to discuss these results. Details of the conference call are as follows:

Date:	Thursday, October 27, 2011
Time:	5:00 p.m. EDT (please dial in by 4:45 p.m.)
Dial-In #:	888-873-4896 U.S. & Canada
617-213-8850 International
Confirmation code:	80235174

Alternatively, the conference call will be available via webcast at www.mortons.com by clicking the “Investor Relations” link.

About the Company

Morton’s Restaurant Group, Inc. is the world's largest operator of company-owned upscale steakhouses. Morton's steakhouses have remained true to our founders' original vision of combining generous portions of high quality food, prepared to exacting standards, with exceptional service in an enjoyable dining environment. As of October 27, 2011, the Company owned and operated 77 Morton's steakhouses located in 64 cities across 26 states, Puerto Rico and 6 international locations (Hong Kong, Macau, Shanghai, Mexico City, Singapore and Toronto), as well as Trevi, our Italian restaurant, which is located next to the 'Fountain of the Gods' at The Forum Shops at Caesars Palace in Las Vegas, NV. Please visit our Morton’s website at www.mortons.com.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Except for the historical information contained in this news release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company's expectation or belief concerning future events. Without limiting the foregoing, the words "believes," "thinks," "anticipates," "estimates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. The Company cautions that forward-looking statements are subject to risks, uncertainties, assumptions and other important factors that could cause actual results to differ materially, or otherwise, from those expressed or implied in the forward-looking statements, including, without limitation:

(i) a reduction in consumer and/or business spending in one or more of the Company’s markets due to business layoffs, budget reductions, or negative consumer sentiment;

(ii) risks relating to the restaurant industry and the Company’s business, including competition, changes in consumer tastes and preferences, the Company's ability to maintain adequate financing facilities, the Company’s liquidity and capital resources, prevailing interest rates and legal and regulatory matters;

(iii) risks regarding the timing or whether the Company will elect to pursue any of the strategic alternatives it may consider, or that any such alternatives will result in changes to the Company's business plan or a sale of the Company; and

(iv) other risks detailed from time to time in the Company's most recent Form 10-K, Forms 10-Q and other reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could harm the Company's business, financial condition and results.

Consequently, there can be no assurance that actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Morton's Restaurant Group, Inc.
Consolidated Statements of Operations and Margin Analysis - Unaudited
(Amounts in thousands, except per share data)

	Three Month Periods Ended				Nine Month Periods Ended
	October 2, 2011		October 3, 2010		October 2, 2011		October 3, 2010

Revenues	$71,442	100.0%	$66,247	100.0%	$231,928	100.0%	$212,026	100.0%

Food and beverage costs	22,570	31.6%	20,445	30.9%	72,145	31.1%	64,587	30.5%
Restaurant operating expenses	41,195	57.7%	38,888	58.7%	126,446	54.5%	119,447	56.3%
Pre-opening costs	62	0.1%	789	1.2%	416	0.2%	1,218	0.6%
Depreciation and amortization	2,751	3.9%	2,454	3.7%	8,146	3.5%	7,496	3.5%
General and administrative expenses	4,425	6.2%	4,250	6.4%	14,053	6.1%	12,338	5.8%
Marketing and promotional expenses	1,515	2.1%	1,276	1.9%	4,744	2.0%	4,561	2.2%
Charge related to legal settlements	235	0.3%	-	0.0%	866	0.4%	540	0.3%
Operating (loss) income	(1,311)	(1.8%)	(1,855)	(2.8%)	5,112	2.2%	1,839	0.9%

Interest expense, net	1,369	1.9%	956	1.4%	4,055	1.7%	2,831	1.3%

(Loss) income before income taxes from continuing operations	(2,680)	(3.8%)	(2,811)	(4.2%)	1,057	0.5%	(992)	(0.5%)

Income tax (benefit) expense	(348)	(0.5%)	(395)	(0.6%)	476	0.2%	43	0.0%

(Loss) income from continuing operations	(2,332)	(3.3%)	(2,416)	(3.6%)	581	0.3%	(1,035)	(0.5%)

Discontinued operations	99	0.1%	(66)	(0.1%)	99	0.0%	(869)	(0.4%)

Net (loss) income	(2,233)	(3.1%)	(2,482)	(3.7%)	680	0.3%	(1,904)	(0.9%)

Net income (loss) attributable to noncontrolling interest	59	0.1%	(293)	(0.4%)	162	0.1%	(406)	(0.2%)

Net (loss) income attributable to controlling interest	$(2,292)	(3.2%)	$(2,189)	(3.3%)	$518	0.2%	$(1,498)	(0.7%)

Amounts attributable to controlling interest:
(Loss) income from continuing operations	$(2,391)		$(2,123)		$419		$(629)
Discontinued operations	99		(66)		99		(869)
Net (loss) income	$(2,292)		$(2,189)		$518		$(1,498)

Basic (loss) income per share:
Continuing operations	$(0.15)		$(0.13)		$0.02		$(0.04)
Discontinued operations	$0.01		$(0.01)		$0.01		$(0.05)
Net (loss) income per share	$(0.14)		$(0.14)		$0.03		$(0.09)

Diluted (loss) income per share:
Continuing operations	$(0.15)		$(0.13)		$0.02		$(0.04)
Discontinued operations	$0.01		$(0.01)		$0.01		$(0.05)
Net (loss) income per share	$(0.14)		$(0.14)		$0.03		$(0.09)

Shares used in computing net (loss) income per share:
Basic	16,182.4		16,033.1		16,164.0		16,017.8
Diluted	16,182.4		16,033.1		17,558.0		16,017.8

Morton's Restaurant Group, Inc.
Adjusted Net (Loss) Income and Adjusted Diluted Net (Loss) Income Per Share (Note 1)
(Amounts in thousands, except per share data)

	Three Month Periods Ended			Nine Month Periods Ended
	October 2,		October 3,	October 2,		October 3,
	2011		2010	2011		2010

(Loss) income from continuing operations attributable to controlling interest, as reported	$(2,391)		$(2,123)	$419		$(629)
Net income (loss) attributable to noncontrolling interest	59		(293)	162		(406)
Income tax (benefit) expense	(348)		(395)	476		43
(Loss) income before income taxes, as reported	(2,680)		(2,811)	1,057		(992)

Adjustments (1):
Charge related to legal settlements (2)	235		-	866		540
Expenses related to strategic alternatives (3)	304		-	713		-
Adjusted (loss) income before income taxes	(2,141)		(2,811)	2,636		(452)

Adjusted income tax (benefit) expense (4)	(477)	(5)	(395)	347	(5)	43
Net income (loss) attributable to noncontrolling interest	59		(293)	162		(406)

Adjusted (loss) income from continuing operations attributable to controlling interest	$(1,723)		$(2,123)	$2,127		$(89)

Adjusted diluted (loss) income per share	$(0.11)		$(0.13)	$0.12		$(0.01)

Shares used in computing adjusted diluted (loss) income per share	16,182.4		16,033.1	17,558.0		16,017.8

Notes:
(1)	The Company includes these adjusted calculations for the three and nine month periods ended October 2, 2011 and October 3, 2010 because management believes the information is useful to investors in that it provides for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Accordingly, the Company believes that the presentation of this analysis, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company's operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for net income prepared in accordance with GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.

(2)	During the three month period ended October 2, 2011, the Company recorded a charge of $235 thousand relating to the settlement of certain wage and hour claims. During the nine month period ended October 2, 2011, the Company recorded a charge of $866 thousand relating to the settlement of certain wage and hour and similar labor claims. In the first quarter of fiscal 2010, the Company recorded a $540 thousand charge for a mark-to-market adjustment related to the fair value of the Company’s convertible preferred stock that was subsequently issued in February 2010 as part of the fiscal 2009 settlement of certain wage and hour claims that was approved by the court in January 2010. The charge represents the change in the fair value of the convertible preferred stock through the court approval date.

(3)	During the three and nine month periods ended October 2, 2011, the Company incurred expenses of $304 thousand and $713 thousand, respectively, for professional fees related to our previously announced exploration of strategic alternatives.

(4)	The Company has established a full valuation allowance related to its U.S. deferred tax assets. No tax benefit has been recorded related to the amounts that are added back in calculating adjusted income before income taxes in the table above.

(5)	During the third quarter of fiscal 2011, the Company recorded a $129 thousand non-cash charge in tax expense related the effect of a local tax law change on our deferred tax liability.

CONTACT:
Ronald M. DiNella, Senior Vice President, Chief Financial Officer,
Morton’s Restaurant Group, Inc.
(312) 923-0030